Exhibit 10.6

No. SARs [ ]	Date of Grant [ ]

PETROHAWK ENERGY CORPORATION

STOCK APPRECIATION RIGHTS AGREEMENT

ANNUAL VESTING AWARDS

KCS ENERGY, INC. 2005 EMPLOYEE AND DIRECTORS STOCK PLAN

A total of             Stock Appreciation Rights (individually, and collectively, “SAR(s)”) are hereby granted to             (the “Employee”) on             (“Date of Grant”) at the Grant Value determined in this Stock Appreciation Rights Agreement (this “SAR Agreement”), and in all respects subject to the terms, definitions and provisions, of the KCS Energy, Inc. 2005 Employee and Directors Plan (the “Plan”), which Plan was assumed by Petrohawk Energy Corporation (the “Company”) upon KCS Energy, Inc.’s merger with and into the Company and is incorporated herein by reference except to the extent otherwise expressly provided in this SAR Agreement. Capitalized terms used in this SAR Agreement which are not otherwise defined herein shall have the meanings assigned such terms in the Plan.

1. Grant Value. The “Grant Value” is $            for each SAR, which is equal to the Fair Market Value of a share of Company Common Stock on the Date of Grant.

2. Vesting, Exercise and Forfeiture of SAR Agreement Shares.

(a) The SARs shall vest and become “Vested SARs” (but, without limitation, if unexercised such Vested SARs will expire on date of the termination of the SAR as set out in Section 5 below) on the occurrence of the earliest of the dates (“Vesting Date”) set forth in (a) through (c) below:

(a)	SARs on the date of the 1 st Anniversary of the Date of Grant;

(b)	SARs on the date of the 2 nd Anniversary of the Date of Grant; and

(c)	SARs on the date of the 3 rd Anniversary of the Date of Grant.

(b) The SARs may be exercised only by the Employee during the Employee’s lifetime while the Employee remains an employee of the Company and will terminate and cease to be exercisable upon the Employee’s termination of employment with the Company for any reason, except that:

(i)	If the Employee’s employment with the Company terminates by reason of Total and Permanent Disability, the SARs may be exercised in full (whether or not the SARs have fully vested) by the Employee (or Employee’s estate or the person who acquires the SARs by will or the laws of descent and distribution or otherwise by reason of death of the Employee) but only within such period of time ending on the earlier of (i) the date that is one (1) year following such termination or (ii) the expiration of the term of the SARs as set forth in this SAR Agreement.

(ii)	If the Employee dies while in employ of the Company, the Employee’s estate, or the person who acquires the SARs by will or the laws of descent and distribution or otherwise by reason of the death of the Employee, may exercise Employee’s SARs in full (whether or not the SARs are fully vested) but only within such period of time ending on the earlier of (i) the date that is one (1) year following the Employee’s death or (ii) the expiration of the term of the SARs as set forth in this SAR Agreement.

(iii)	If the Employee is terminated without Cause, the Employee may exercise the Employee’s Vested SARs but only within such period of time ending on the earlier of (i) the date that is three months following the termination of such person’s employment or (ii) the expiration of the term of the SARs as set forth in this SAR Agreement.

(iv)	If the Employee voluntarily terminates employment with the Company, the Employee may exercise the Employee’s Vested SARs on the earlier of (i) the date that is three months following termination of such person’s employment or (ii) the expiration of the term of the SARs as set forth in this SAR Agreement, IF AND ONLY IF, the Company provides written consent to the Employee providing that the Employee may exercise the Vested SARs during such period.

(v)	Notwithstanding anything in this Agreement to the contrary, provided that the the Employee is serving as an employee of the Company at the time of a Change in Control, immediately upon such Corporate in Control, the SARs shall automatically vest in full and become immediately exercisable in accordance with this paragraph 2(b)(v), and after such Change in Control and upon such full vesting, the following exercisability periods shall apply: (i) the Employee may exercise the Employee’s SARs until the expiration of the term of the SARs as set forth in the Agreement, so long as the Employee remains employed by the Company; (ii) if the Employee dies while in employ of the Company after a Change in Control or if the Employee’s employment with the Company terminates by reason of Total and Permanent Disability after a Change in Control, the Employee, the Employee’s estate, or the person who acquires the SARs by will or the laws of descent and distribution or otherwise by reason of the death or Total and Permanent Disability of Employee, as applicable, may exercise the Employee’s SARs within such period of time ending on the earlier of (x) the date that is one (1) year following the Employee’s death or Total and Permanent Disability or (y) the expiration of the term of the SARs as set forth in this SAR Agreement; (iii) if the Employee is terminated without Cause after a Change in Control, Employee may exercise Employee’s SARs but only within such period of time ending on the earlier of (x) the date that is six months following the termination of such person’s employment or (y) the expiration of the term of the SARs as set forth in this SAR Agreement; (iv) if the Employee voluntarily terminates employment with the Company after a Change in Control, the Employee may exercise the Employee’s SARs on the earlier of (x) the date that is six months following termination of such person’s employment or (y) the expiration of the term of the SARs as set forth in this SAR Agreement; and (v) if the Employee is terminated for Cause by the Company, the Employee may exercise Employee’s SARs only within such period of time ending on the date of termination of the Employee.

3. Amount Payable, and Form of Payment, on Exercise of SAR.

(a) Amount Payable on Exercise of SAR. Upon the Employee’s exercise of a Vested SAR, the Employee shall be entitled to receive the “SAR Spread”, determined as of the date of exercise of the SAR Agreement, with respect to each SAR exercised on such date. The SAR Spread is the product of (i) the excess of the Fair Market Value of a share of Company Common Stock on the date of exercise over the Grant Value, multiplied by (ii) the number of SARs exercised.

(b) Form of Payment. Within a reasonable period following the exercise of a Vested SAR, the Employee will receive shares of Company Common Stock having a Fair Market Value, as determined on the date of exercise of the Vested SAR, equal to the SAR Spread described in Section 3(a) above, provided, however that no fractional shares of Common Stock be issued upon exercise of an SAR and any fractional share interest shall be settled in cash. The Employee may choose to use a portion of such shares of Company Common Stock to satisfy some or all of such Employee’s withholding obligations under Section 4(b) of this SAR Agreement.

4. Exercise of SAR Agreement. This SAR Agreement shall not be exercisable prior to the first date on which a portion of the SARs become Vested SARs, and thereafter (and prior to the termination of this SAR Agreement), this SAR Agreement shall be exercisable, in whole or in part, with respect to Vested SARs.

(a) Method of Exercise. Without limitation, this SAR Agreement shall be exercised by a written or electronic notice delivered to the Administrator (or the Administrator’s authorized agent) which shall:

(i)	state the election to exercise the SAR Agreement and the number of Vested SARs in respect of which it is being exercised; and

(ii)	be signed (electronically or otherwise) by the person or persons entitled to exercise the SAR Agreement and, if the SAR Agreement is being exercised by any person or persons other than the Employee, be accompanied by proof, satisfactory to the Administrator, of the rights of such person or persons to exercise the SAR Agreement.

(b) Withholding. To the extent that the exercise of the SARs or the disposition of shares of Company Common Stock acquired by exercise of the SARs results in compensation income to the Employee for federal or state income tax purposes, the Employee shall deliver to the Company at the time of such exercise or disposition such amount of money or shares of Company Common Stock as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Employee fails to do so, the Company is authorized to withhold from any cash or Company Common Stock remuneration then or thereafter payable to the Employee any tax required to be withheld by reason of such resulting compensation income. Upon an exercise of the SARs, the Company is further authorized in its discretion to satisfy any such withholding requirement out of any cash or shares of Company Common Stock distributable to the Employee upon such exercise. Except as may otherwise be permitted by the Code, in the event of a permitted transfer of a SAR hereunder, the Employee shall remain subject to withholding taxes upon exercise. In addition, the Company shall have no obligation to provide any notices to the transferee including, for example, notice of the termination of a SAR following the Employee’s termination of employment.

(c) Issuance of Shares. The Employee agrees that the shares of Company Common Stock which the Employee may acquire by exercising the SARs will not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable securities laws, whether federal or state. The Employee also agrees (i) that the certificates representing the shares of Company Common Stock purchased pursuant to the exercise of the SARs may bear such legend or legends as the Committee deems appropriate in order to assure compliance with applicable securities laws, and (ii) that the Company may refuse to register the transfer of such shares of Company Common Stock purchased pursuant to the exercise of the SARs on the stock transfer records of the Company if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities laws and (iii) that the Company may give related instructions to its transfer agent, if any, to stop registration of the transfer of the shares of Company Common Stock purchased pursuant to the exercise of the SARs.

(d) Surrender of SAR Agreement. Upon exercise of this SAR Agreement in part, if requested by the Administrator, the Employee shall deliver this SAR Agreement and other written agreements (if any) executed by the Company and the Employee with respect to this SAR Agreement to the Administrator who shall endorse or cause to be endorsed thereon a notation of such exercise and return the SAR Agreement (and other agreements, if any) to the Employee.

5. Term of SAR Agreement. Without limitation, the unexercised portion of this SAR Agreement shall automatically and without notice terminate on the tenth (10th) anniversary of the Date of Grant.

6. No Transfers Permitted. Neither this SAR Agreement nor the SARs are transferable by Employee otherwise than pursuant to Section 4.2.5.1 and 4.2.5.2 of the Plan, which shall be deemed permitted by the Administrator.

7. No Right To Continued Employment. Neither the Plan, nor this SAR Agreement, shall confer upon Employee any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall it interfere in any way Employee’s right to terminate employment, or the Company’s right to terminate Employee’s employment, at any time.

8. Law Governing. WITHOUT LIMITATION, THIS SAR AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF DELAWARE.

9. Employee Acknowledgements and Representation. The Employee hereby acknowledges the Employee’s: (i) opportunity to review the Plan, (ii) opportunity to discuss this SAR Agreement with a representative of the Company, and the Employee’s personal advisors, to the extent the Employee deems necessary or appropriate, (iii) understanding of the terms and provisions of the SAR Agreement and the Plan, and (iv) understanding that, by the Employee’s signature below, the Employee is agreeing to be bound by all of the terms and provisions of this SAR Agreement and the Plan. Without limitation, the Employee agrees to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of provisions of the Plan, or SAR Agreement, or both) of the Administrator upon any questions arising under the Plan, or this SAR Agreement, or both. The Employee hereby represents to the Company that the Employee was an employee of KCS Energy, Inc. at the time of its merger with and into the Company on July 12, 2006.

Dated as of this              day of                          , 200              .

EMPLOYEE

Employee

PETROHAWK ENERGY CORPORATION

Per:
Larry Helm, Executive Vice President - Chief Administrative Officer